                                                                    EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of Lowe's Companies, Inc. on Form S-4 of our report dated February 19, 1999 appearing and incorporated by reference in the Annual Report on Form 10-K of Lowe's Companies, Inc. and subsidiaries for the year ended January 29, 1999, and to the reference to us under the heading "Experts" in such Prospectus.


/s/   Deloitte & Touche LLP


DELOITTE & TOUCHE LLP
Charlotte, North Carolina
July 19, 1999